Exhibit 10.17

CONVERTIBLE PROMISSORY NOTE

US $10,000	Las Vegas, Nevada

May 29, 2014

For good and valuable consideration, Textmunication Holdings, Inc., a Nevada corporation, (“Maker”), hereby makes and delivers this Promissory Note (this “Note”) in favor of Yama Asefi or its assigns (“Holder”), and hereby agrees as follows:

1.    Principal Obligation and Interest. For value received, Maker promises to pay to Holder at such place as Holder may designate in writing, in currently available funds of the United States, the principal sum of Ten Thousand Dollars ($10,000). Maker’s obligation under this Note shall accrue interest at the rate of twelve percent (12%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable and actual days lapsed. This Note is one of the “Notes” issued pursuant to the Note Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investors (as defined in the Note Purchase Agreement).

2.     Payment Terms.

Maker agrees to remit payment in full of all principal and interest due hereunder to Holder on or before Dec 10, 2015.

Accrued interest on this Note shall be payable quarterly to the Holder. The first payment is due 90 days from the date this Note is funded.

Maker shall have the right to prepay under this Note by paying 115% of all of the principal and accrued interest owing under the Note at the time of prepayment.

All payments shall be applied first to late charges, then to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

3.     Conversion. Holder may, at its sole option, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Maker at the conversion price of $0.10 per share (the “Conversion Price”). The number of shares of common stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion given by Holder (the “Notice of Conversion”), delivered to the Maker by the Holder on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date.

4.     Registration Rights. The shares of Maker’s common stock issuable upon exercise by Holder of its conversion rights pursuant to section 3 above are entitled to piggy back Registration Rights on any filings made by the Maker. If for any reason the Maker is unable to register the shares of common stock in the initial registered offering, the Maker will endeavor to register the shares in a subsequent offering unless the shares are eligible under transferability under Rule 144.

5.    Representations and Warranties of Maker. Maker hereby represents and warrants the following to Holder:

a.     Maker and those executing this Note on its behalf have the full right, power, and authority to execute, deliver and perform the obligations under this Note, which are not prohibited or restricted under the articles of incorporation or bylaws of Maker. This Note has been duly executed and delivered by an authorized officer of Maker and constitutes a valid and legally binding obligation of Maker enforceable in accordance with its terms.

b.     The execution of this Note and Maker’s compliance with the terms, conditions and provisions hereof does not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or instrument to which Maker is a party or by which Maker is bound, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance, claim or security interest of any nature whatsoever.

6.     Defaults. The following shall be events of default under this Note:

a.     Maker’s failure to remit any payment under this Note on or before the date due, if such failure is not cured in full within ten (10) days of written notice of default;

b.     If Maker is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

c.     The entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Maker under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of the Maker, or any substantial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of twenty (20) days; or

d.     Maker’s institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable federal or state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

7.    Rights and Remedies of Holder. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.      Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.

b.     Pursue any other rights or remedies available to Holder at law or in equity.

8.    Interest To Accrue Upon Default. Upon the occurrence of an event of default by Maker under this Note, the balance then owing under the terms of this Note shall accrue interest at the rate of eighteen percent (18.0%) per annum, from the date of default until Holder is satisfied in full.

9.    Representation of Counsel. Maker acknowledges that it has consulted with or have had the opportunity to consult with Maker’s legal counsel prior to executing this Note. This Note has been freely negotiated by Maker and Holder and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Note.

10.  Choice of Laws; Actions. This Note shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. Maker acknowledges that this Note has been negotiated in Clark County, Nevada. Accordingly, the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Note shall be the state or federal courts in Clark County, Nevada. Maker hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

11.  Usury Savings Clause. Maker expressly agrees and acknowledges that Maker and Holder intend and agree that this Note shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Note to the contrary, if collection from Maker of interest at the rate set forth herein would be contrary to applicable laws of such State, then the applicable interest rate upon default shall be the highest interest rate that may be collected from Maker under applicable laws at such time.

12.  Costs of Collection. Should the indebtedness represented by this Note, or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Note be placed in the hands of any attorney for collection after default, Maker agrees to pay, in addition to the principal and interest due hereon, all reasonable attorneys’ fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection of the Note and/or enforcement of Holder’s rights.

13.  Miscellaneous.

a.     This Note shall be binding upon Maker and shall inure to the benefit of Holder and its successors, assigns, heirs, and legal representatives.

b.     Any failure or delay by Holder to insist upon the strict performance of any term, condition, covenant or agreement of this Note, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c.     Any provision of this Note that is unenforceable shall be severed from this Note to the extent reasonably possible without invalidating or affecting the intent, validity or enforceability of any other provision of this Note.

d.     This Note may not be modified or amended in any respect except in a writing executed by the party to be charged.

e.     Time is of the essence.

14.  Notices. All notices required to be given under this Note shall be given at such address as a party may designate by written notice to the other party.

Notices may be transmitted by facsimile, certified mail, private delivery, or any other commercially reasonable means, and shall be deemed given upon receipt by the Party to whom they are addressed.

15.   Waiver of Certain Formalities. All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Note, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking. Any such action taken by Holder shall not discharge the liability of any party to this Note.

IN WITNESS WHEREOF, this Note has been executed effective the date and place first written above.

"Maker": Textmunication Holdings, Inc.

By:	/s/ Wais Asefi
Its:	CEO

Print Name:	Wais Asefi

Date:	5/29/14
"Holder": Yama Asefi
By:	/s/ Yama Asefi
Its:	Self

Print Name:	Yama Asefi

Date:	05/29/14